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Exhibit 10.5

NEWLINK GENETICS CORPORATION
2000 EQUITY INCENTIVE PLAN

STOCK BONUS AGREEMENT

        Pursuant to the Stock Bonus Grant Notice ("Grant Notice") and this Stock Bonus Agreement (collectively, the "Award") and in consideration of your past services, NewLink Genetics Corporation (the "Company") has awarded you a stock bonus under its 2000 Equity Incentive Plan (the "Plan") for the number of shares of the Company's Common Stock subject to the Award as indicated in the Grant Notice. Such issuance is intended to comply with the provisions of Rule 701 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Defined terms not explicitly defined in this Stock Bonus Agreement but defined in the Plan shall have the same definitions as in the Plan.

        The details of your Award are as follows:

        1.    VESTING.    Your Award is fully vested.

        2.    NUMBER OF SHARES.    The number of shares subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

        3.    RESTRICTIONS ON TRANSFER.    You agree that the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, require that you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your Common Stock until the end of such period.

        4.    RIGHT OF FIRST REFUSAL.    Shares that are received under your Award are subject to any right of first refusal that may be described in the Company's bylaws in effect at such time the Company elects to exercise its right.

        5.    RESTRICTIVE LEGENDS.    The shares issued under your Award shall be endorsed with appropriate legends determined by the Company.

        6.    AWARD NOT A SERVICE CONTRACT.    Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue your employment. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

        7.    WITHHOLDING OBLIGATIONS.

          (a)   At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

          (b)   Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares.

        8.    NOTICES.    Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

        9.    MISCELLANEOUS.

          (a)   The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

          (b)   You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

          (c)   You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

        10.    GOVERNING PLAN DOCUMENT.    Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

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  Exhibit 10.5
NEWLINK GENETICS CORPORATION 2000 EQUITY INCENTIVE PLAN STOCK BONUS AGREEMENT